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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 4 on Form S-3 to the Registration Statement (Form S-4 No. 33-98876) and related Prospectus of Sunshine Mining and Refining Company for the registration of 24,415,122 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997 (except Note 5, as to which the date is September 10, 1997), with respect to the consolidated financial statements of Sunshine Mining and Refining Company, as amended, included in its Form 10-K/A.



                                        ERNST & YOUNG LLP

Dallas, Texas

November 11, 1997